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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Balthrop Non-Qualified Stock Option Agreement of Luminex Corporation of our report dated January 21, 2004, with respect to the consolidated financial statements of Luminex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Austin, Texas
September 2, 2004